VOID AFTER 5:00 P.M., PHILADELPHIA TIME, ON JUNE 5, 2002 OR IF NOT A BUSINESS DAY, AS DEFINED HEREIN, AT 5:00 P.M., PHILADELPHIA TIME, ON THE NEXT FOLLOWING BUSINESS DAY.

              WARRANT TO PURCHASE 100,000 SHARES OF COMMON STOCK
                       OF MICROLEAGUE MULTIMEDIA, INC.

NO. 1

               TRANSFER OF THIS WARRANT IS RESTRICTED
                AS PROVIDED HEREIN-- SEE SECTION 6.02
                                     ________________

     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by MicroLeague Multimedia, Inc., a Pennsylvania corporation (the "Company"), the Company hereby grants to THE HEARST
CORPORATION, and its registered, permitted assigns (collectively, the "WARRANTHOLDER"), subject to the terms and conditions hereof, the right and option to purchase 100,000 fully-paid and nonassessable shares of the Company's $.01 par value common stock.

                              ARTICLE I

          SECTION 1.01: DEFINITION OF TERMS. As used in this Warrant, the following capitalized terms shall have the following respective meanings:

          1. BUSINESS DAY: A day other than a Saturday, Sunday or other day on which banks in the Commonwealth of Pennsylvania are authorized by law to remain closed.

          2.    COMMON STOCK: common stock, $0.01 par value, of the Company.

          3. COMMON STOCK EQUIVALENTS: Securities that are convertible into or exercisable or exchangeable for shares of Common Stock or of which Common Stock is a part.

          4. EXERCISE PRICE PER SHARE: $4.75 per Warrant Share, subject to adjustment as provided in Article III hereof.

          5.    PERSON:     An   individual,   partnership,   joint   venture,
corporation, trust, limited liability company, unincorporated organization, government or any department or agency thereof, or any other entity.

          6. WARRANT: This warrant, the warrants of like tenor issued on the date hereof and all other warrants that may be issued in its or their place (together evidencing the right to purchase an aggregate of 100,000 Warrant Shares).

          7.    WARRANT  EXPIRATION  DATE:   5:00 P.M., Philadelphia time,  on
June 5, 2002 or, if such day is not a Business Day, the next succeeding day which is a Business Day.

          8. WARRANTHOLDER: The person(s) or entity(ies) to whom this Warrant is originally issued, or any successor in interest thereto, or any assignee or transferee thereof, in whose name this Warrant is registered upon the books to be maintained by the Company for that purpose.

          9. WARRANT SHARES: Shares of Common Stock issuable upon exercise of this Warrant.


                             ARTICLE II

                  DURATION AND EXERCISE OF WARRANT
                  ________________________________

          SECTION 2.01: DURATION OF WARRANT. Subject to the terms contained herein, this Warrant may be exercised at any time after 9:00 A.M., Philadelphia time, on June 6, 1997, and before 5:00 P.M., Philadelphia time, on the Warrant Expiration Date. If this Warrant is not exercised in full on or before the Warrant Expiration Date, it shall become void to the extent not exercised, and all unexercised rights hereunder shall thereupon cease.

          SECTION 2.02:  EXERCISE OF WARRANT.

          (a) The Warrantholder may exercise this Warrant, in whole or in part by presentation and surrender of this Warrant to the Company at its corporate office at 1001 Millersville Road, Lancaster, PA 17604, with the Subscription Form annexed hereto duly executed and accompanied by payment of the Exercise Price Per Share for each Warrant Share to be purchased. Payment for the Warrant Shares shall be made by certified or official bank check payable to the order of the Company.

          (b) Upon receipt of this Warrant with the Subscription Form duly executed and accompanied by payment of the aggregate Exercise Price Per Share, the Company shall cause to be issued certificates for the total number of whole shares of Common Stock that constitute the number of Warrant Shares for which this Warrant is being exercised (adjusted as provided in Article III and in Section 4.04, if applicable) in such denominations as are requested for delivery to the Warrantholder, and the Company shall thereupon deliver such certificates to the Warrantholder.

          (c) In case the Warrantholder shall exercise this Warrant with respect to fewer than all of the Warrant Shares that may be purchased under this Warrant, the Company shall execute a new warrant in the form of this Warrant for the balance of such Warrant Shares and promptly deliver such new warrant to the Warrantholder.

          (d) The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance of this Warrant or any Warrant Shares. The Company shall not, however, be required to pay any tax imposed on income or gross receipts of the Warrantholder or any tax that may be payable by the Warrantholder in respect of any transfer involved in the issuance or delivery of this Warrant in a name other than that of the Warrantholder at the time of surrender and, until the payment of such tax, shall not be required to issue such Warrant Shares.

                             ARTICLE III
                Adjustment of Shares of Common Stock
                  PURCHASABLE AND OF EXERCISE PRICE
                ____________________________________

          The Exercise Price Per Share and the number and kind of Common Stock shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article III.

          SECTION 3.01: ADJUSTMENTS. (a) If at any time prior to the exercise of this Warrant in full, the Company shall (i) pay a dividend or make a distribution on the Common Stock, in either case in shares of Common Stock or Common Stock Equivalents; (ii) subdivide, reclassify or recapitalize the outstanding Common Stock into a greater number of shares; (iii) combine, reclassify or recapitalize the outstanding Common Stock into a smaller number of shares; or (iv) issue by reclassification of the Common Stock any shares of capital stock of the Company, the Exercise Price Per Share in effect at the time of the record date of such dividend distribution, subdivision, combination, reclassification or recapitalization shall be adjusted so that the Warrantholder shall be entitled to receive, upon exercise of this Warrant, the aggregate number and kind of shares of Common Stock which, if this Warrant had been exercised in full immediately prior to such time, such Warrantholder would have owned upon such exercise(s) and been entitled to receive upon such dividend, subdivision, combination, reclassification or recapitalization. Any adjustment required by this SECTION 3.01(A) shall be made whenever any event listed in this SECTION 3.01(A) shall occur.

          A. Whenever the Exercise Price Per Share payable upon exercise of this Warrant is adjusted pursuant to SECTION 3.01(A), the number of Warrant Shares purchasable hereunder shall simultaneously be adjusted by multiplying the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to the event giving rise to such adjustment by the Exercise Price Per Share in effect on the date thereof and dividing the product so obtained by the Exercise Price Per Share, as adjusted.

          B. No adjustment in the Exercise Price Per Share shall be required unless such adjustment would require an increase or decrease of at least five cents ($.05) in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this paragraph (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this SECTION 3.01 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

          C.    If at any time, as a result of any adjustment made pursuant to
SECTION 3.01(A), the Warrantholder shall become entitled to receive any shares of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this SECTION 3.01.

          D. If, as a result of an adjustment made pursuant to this Article III, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company (other than as may be contemplated by this Warrant), the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Warrantholder promptly after such adjustment) shall determine in good faith the allocation of the adjusted per share price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.

          SECTION 3.02: NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or the Exercise Price Per Share is adjusted as herein provided, the Company shall prepare and deliver to the Warrantholder a certificate signed by its President and Treasurer or Secretary, setting forth the adjusted number of Warrant Shares purchasable upon exercise of this Warrant, and the Exercise Price Per Share after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

          SECTION 3.03: PRESERVATION OF PURCHASE RIGHTS IN CERTAIN TRANSACTIONS. In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party, or in case of any sale or conveyance to another entity of all or substantially all of the property of the Company, or in the case of any statutory exchange of securities  with  another  corporation  (including any  exchange  effected  in connection with a merger of a third corporation into the Company), the Warrantholder shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Warrantholder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Article III with respect to the rights and interests thereafter of the Warrantholder to the end that the provisions set forth in this Article III shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The provisions of this SECTION
3.04 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances which occur prior to the exercise, repurchase or expiration of this Warrant. The issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant shall be jointly and severally responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassifica tion, consolidation, merger, statutory exchange, sale or conveyance and of such provisions so proposed to be made, shall be mailed to the Warrantholder not less than 30 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

          SECTION 3.04: FORM OF WARRANT AFTER ADJUSTMENTS. The form of this Warrant need not be changed because of any adjustments in the Exercise Price

Per Share or the number or kind of the Warrant Shares, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued.


                             ARTICLE IV

                      Other Provisions Relating
                     TO RIGHTS OF WARRANTHOLDER
                     __________________________

          SECTION 4.01: NO RIGHTS AS SHAREHOLDERS; NOTICE TO WARRANTHOLDERS. Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder in its position as such or his or its transferees the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any rights whatsoever as shareholders of the Company. The Company shall give notice to the Warrantholder if, at any time prior to the expiration or exercise in full of this Warrant, any of the following events shall occur:

          (a)   the Company  shall  effect any transactions subject to SECTION
3.01 with respect to the holders of shares of Common Stock;

          (b) the Company shall offer to all holders of shares of Common Stock any additional shares of Common Stock or Common Stock Equivalents or any right to subscribe thereto;

          (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale of all, or substantially all, of its property, assets, and business as an entirety) shall be approved; or

          (d) any consolidation of the Company with or merger of the Company into another corporation, or in the case of any sale or conveyance to another corporation of the property of the Company, as an entirety or substantially as an entirety.

Such notice shall be given not later than ten days prior to the date fixed as a record date or the date of closing of the Company's stock transfer books for the determination of the shareholders entitled to such dividend, distribution, or subscription rights, or for the determination of the shareholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the stock transfer books, as the case may be, the date of any shareholder meeting scheduled in connection therewith, and the anticipated payment or closing date in connection therewith. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

          SECTION 4.02: LOST, STOLEN, MUTILATED OR DESTROYED WARRANTS. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its reasonable discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant.

          SECTION 4.03:  RESERVATION OF SHARES.

          (a) The Company shall at all times reserve and keep available for the exercise of this Warrant such number of authorized shares of Common Stock as are sufficient to permit the exercise in full of this Warrant.

          (b) The Company covenants that all shares of Common Stock will, upon payment of the Exercise Price Per Share in accordance with the terms hereof, be validly issued, fully paid, nonassessable and free of any preemptive or similar rights.

          SECTION 4.04: NO FRACTIONAL SHARES. Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share in connection with the exercise of this Warrant, and in any case where the Warrantholder would, except for the provisions of this
SECTION 4.04, be entitled under the terms of this Warrant to receive a fraction of a share upon the exercise of this Warrant, the Company shall, upon the exercise of this Warrant and receipt of the Exercise Price Per Share, issue the smaller number of whole Warrant Shares purchasable upon exercise of this Warrant and shall make an equitable cash adjustment in respect of such fraction of a share to which the Warrantholder would otherwise be entitled.


                              ARTICLE V

                     TREATMENT OF WARRANTHOLDER
                     __________________________

          Prior to due presentment for registration of transfer of all or any portion of this Warrant in compliance with SECTION 6.02 hereof, the Company may deem and treat the Warrantholder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for all purposes and shall not be affected by any notice to the contrary. Upon such due presentment, the Company shall register the transfer and the assignee on its books and records.


                             ARTICLE VI

                       Split-Up, Combination.
                  EXCHANGE AND TRANSFER OF WARRANTS
                  _________________________________

          Section 6.01: SPLIT-UP, COMBINATION, EXCHANGE AND TRANSFER OF WARRANTS. Subject to the provisions of SECTION 6.02 hereof, this Warrant may be split up, combined or exchanged for another Warrant or Warrants containing the same terms to purchase a like aggregate number of Warrant Shares. If the Warrantholder desires to split up, combine or exchange this Warrant, he or it shall make such request in writing delivered to the Company and shall surrender to the Company this Warrant and any other Warrant to be so split up, combined or exchanged. Upon any such surrender for a split up, combination or exchange, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split up, combination or exchange which will result in the issuance of a Warrant entitling the Warrantholder to purchase upon exercise a fraction of a share of Common Stock. The Company may require such Warrantholder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination or exchange of Warrants.

          Section 6.02: RESTRICTIONS ON TRANSFER. This Warrant may not be sold, hypothecated, assigned or transferred unless registered under the Securities Act of 1933 and applicable state securities laws, or unless holder of this Warrant has furnished to the Company an opinion of counsel, in form and substance satisfactory to the Company, to the effect that no such registration is required.


                             ARTICLE VII

                            OTHER MATTERS
                            _____________

          SECTION 7.01: EXPENSES OF TRANSFER. The Company shall from time to time promptly pay, subject to the provisions of SECTION 6.01 and PARAGRAPH (D) OF SECTION 2.02, all documentary, stamp, transfer or other transactional taxes that may be imposed upon the Company in respect to the issuance or delivery of Warrant Shares upon the exercise of this Warrant by the Warrantholder.

          SECTION   702:    SUCCESSORS   AND  ASSIGNS.   All  the   covenants,
obligations and provisions of this Warrant by or for the benefit of the Company and the Warrantholder shall bind and inure to the benefit of their respective successors and assigns hereunder.

          SECTION 703: AMENDMENTS AND WAIVERS. The provisions of this Warrant, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Persons holding Warrants representing the right to purchase a majority of the Warrant Shares. The Warrantholder shall be bound by any consent authorized by this Section 7.03.

          SECTION 7.04: GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the law of conflicts.

          SECTION 7.05: SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          SECTION 7.06: INTEGRATION; ENTIRE AGREEMENT. This Warrant is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Warrant supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          SECTION 7.07: NOTICES. Notice or demand pursuant to this Warrant to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made if sent by registered or certified mail, postage prepaid, or by overnight courier, addressed, until another address is designated in writing by the Company, as follows:

                     MicroLeague Multimedia, Inc.
                     1001 Millersville Road
                     Lancaster, PA 17604

          Any notice or demand authorized by this Warrant to be given or made by the Company to or on the Warrantholder shall be sufficiently given or made if sent by registered or certified mail, postage prepaid, or by overnight courier to the Warrantholder at his or its last known address as it shall appear on the books of the Company.
          SECTION 7.08: HEADINGS. The headings herein have been inserted for convenience of reference only and are not part of this Warrant and shall not affect the interpretation thereof.

          IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of the ___ day of June, 1997.


                               MICROLEAGUE MULTIMEDIA, INC.


                               By: /S/ NEIL B. SWARTZ
                                   ______________________________
                                   Neil B. Swartz


                                   Title:  Chairman and Chief Executive Officer

                          SUBSCRIPTION FORM
              (To be executed upon exercise of Warrant)


MicroLeague Multimedia, Inc.

          The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, _____________________ shares of Common Stock as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the amount of $____________.

          Please issue a certificate or certificates for such Common Stock in the name of:


                     Name ____________________________________________________
                          (Please Print Name, Address and Social Security No.)



                     Signature _______________________________________________
                     NOTE: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.


          If such number of shares shall not be all the shares of Common Stock purchasable under the within Warrant Certificate, a new Warrant Certificate shall be issued in the name of the undersigned for the balance remaining of the shares of Common Stock purchasable thereunder.




PHIL1\69910-3